Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...

Security Income Fund
File No. 811-02120
CIK No. 0000088498


EX-99.77Q3

	A	B	C 	I
72DD)
2	3011	282	406	n/a
5	11829	448	631	424
72EE)
2	n/a	n/a	n/a	n/a
5	n/a	n/a	n/a	n/a
73A)
2	0.12	0.08	0.08	n/a
5	0.92	0.99	0.83	1.05
73B)
2	n/a	n/a	n/a	n/a
5	n/a	n/a	n/a	n/a
74U)
2	24416	2797	4642	n/a
5	13378	379	792	254
74V)
2	4.18	4.15	4.15	n/a
5	12.89	12.84	12.97	10.96